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                                                                    EXHIBIT 10.3

                              SEPARATION AGREEMENT

This Agreement is entered into by and between Sally von Bargen ("Bargen"), and Getty Images, Inc. ("Getty Images") on November 9, 2001, subject to approval by Getty Image's Board of Directors.

Both parties to this Agreement wish to clearly set forth the terms and conditions of von Bargen's changing relationship with Getty Images. In exchange for the consideration outlined herein, Getty Images and von Bargen agree as follows:

1. EMPLOYMENT. von Bargen is retiring from her position as Senior Vice President of Marketing at Getty Images, and all other officer positions she holds with Getty Images or its subsidiaries and affiliates, effective upon the close of business December 31, 2001 ("retirement date"). Getty Images agrees to pay von Bargen her normal salary through regularly scheduled pay periods, through her retirement date, less all required or agreed upon withholding. Notwithstanding her retirement, von Bargen will be subject to Sec. 16 of the Securities and Exchange Act of 1934, governing trading activities and reporting obligations of corporate insiders, for up to six
    (6) months beyond her retirement date or resignation or termination from the Board of Directors, whichever date is later.

2. VACATION/PAID TIME OFF. Getty Images will pay to von Bargen all of her accrued but un-used vacation on her retirement date. All normal and agreed upon withholding will be deducted from this paycheck.

3. RETIREMENT COMPENSATION. As consideration and in exchange for signing this Agreement Getty Images will provide von Bargen with the following benefits:

    3.1 Benefits. GettyImages will pay von Bargen's COBRA premium throughout the eighteen month eligibility period (1/1/02 -- 6/30/03) or until von Bargen is eligible for coverage under a new employer plan, or covered under a personal plan, whichever occurs first.

    3.2 In the event that the discretionary bonus plan is reinstated for year ending 12/31/01, Getty Images will pay von Bargen any bonus under the incentive bonus plan to which she is entitled to for services performed through the "retirement date".

    von Bargen agrees that she is not entitled to any compensation or monies not described in this Agreement, provided that she may be eligible for compensation for her service as a Director if Getty Images adopts a Director Compensation Plan and she is eligible for compensation pursuant to the terms of that Plan.


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4.  RETIREMENT PLAN. von Bargen may receive whatever accrued and vested benefits she is entitled to receive under the terms of Employer's Retirement Plan, according to the terms of that Plan.

5. BOARD NOMINATION. No later than her retirement date, von Bargen will join Getty Images, Inc.'s Board of Directors, subject to a vote of the current Board of Directors.

6. ANNOUNCEMENT. von Bargen and Getty Images will agree upon a time to issue an announcement both internally and to the public regarding her retirement and Board position.

7. MEDICAL/DENTAL/VISION INSURANCE/COBRA. von Bargen shall have the right to purchase group medical/dental/vision continuation coverage through Getty Images pursuant to her rights under COBRA statute and regulations. Payment for insurance upon election is described in Paragraph 3 of this Agreement.

8. OTHER GROUP INSURANCE. von Bargen has the right to convert her other group insurance coverage to an individual policy and self-pay for such coverage under the terms and conditions of the Getty Images' plans.

9. CONFIDENTIALITY. von Bargen acknowledges and reaffirms her obligation of confidentiality in the Confidentiality and Non-Disclosure Agreement between von Bargen and Getty Images.

10. AVAILABILITY. Although no longer employed by Getty Images, von Bargen will make herself reasonably available, upon request, to provide information or answer questions regarding matters she handled or was familiar with during her employment.

11. COMPANY PROPERTY. Upon her retirement date, von Bargen shall immediately return to Getty Images all of its property in her possession, specifically including all keys, security cards to Getty Images' buildings or property, all Company owned equipment, all Company documents and papers, including but not limited to any trade secrets or other confidential Company information.

12. GENERAL RELEASE. In exchange for the benefits contained in this Agreement, von Bargen and her successors and assigns forever release and discharge Getty Images, and Getty Images' parent, subsidiary, affiliated and related entities, and Company-sponsored employee benefit plans in which von Bargen participates, and all of their respective officers, directors, shareholders, trustees, agents, elected officials, employees, employees' spouses and all of their successors and assigns (collectively, "Releasees") from any and all claims, actions, causes of action, rights or damages, including costs and attorneys fees (collectively "Claims") which von


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    Bargen may have on behalf of herself, known, unknown, or later discovered which arose prior to the date von Bargen signs this Agreement.

    12.1. This General Release includes, but is not limited to, any Claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation, the Civil Rights Acts, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Washington State Law Against Discrimination, the California Fair Employment and Housing Act, the California Labor Code, or the New York State Executive Law Section 290 et seq., the Human Rights Law of the City of New York, Claims under the Employee Retirement Income Security Act; any other Texas, Illinois, Washington, California, or New York state tort, contract, wage & hour, discrimination, workers compensation, compensation, or other claims related to employment or presence at Company in any manner, or Claims alleging and legal restriction on the Getty Images' right to terminate its employees, any personal injury Claims, including without limitation, wrongful discharge, defamation, tortious interference with business expectancy or emotional distress, or any claims alleging breach of express or implied employment contract.

    12.2. von Bargen represents that she has not filed any Claim against Getty Images or its Releasees, and that she will not do so at any time in the future concerning Claims released in this Agreement; provided, however, that this will not limit von Bargen from filing a Claim to enforce the terms of this Agreement.

13. VOLUNTARY AGREEMENT. von Bargen understands and acknowledges the significance and consequences of this Agreement. von Bargen acknowledges that it is voluntary and that Von Bargen has not signed it as a result of any coercion.

14. REVIEW BY ATTORNEY. von Bargen was advised that she has the right to review this Agreement with her attorney before signing it. von Bargen was also advised of her right to take up to 45 days to consider this Agreement, although she may sign this Agreement in less than 45 days at her option. von Bargen was also advised of her right to revoke this Agreement during the seven days following her signing of this Agreement by sending a written notice of revocation to Lisa Calvert, VP of Human Resources, at Getty Images, Inc. 601 N. 34th St. Seattle, WA 98103. This Agreement shall not be effective or enforceable until the 7-day revocation period has expired. This Agreement shall not be considered as evidence of any violation of any statute or law, or any wrongdoing or liability on the part of Getty Images, or its agents or employees.

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15. ENTIRE AGREEMENT. This Agreement contains the entire understanding between
    Getty Images and von Bargen regarding her retirement and change in employment status. This Agreement may not be modified except through another written agreement signed by von Bargen and by the Sr. Vice President of Human Resources of Getty Images.

16. SEPARATE CLAUSES. If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

17. PREVAILING LAW AND DISPUTE RESOLUTION. This Agreement is made and shall be construed and performed under the laws of the State of Washington. Any disputes arising out of the performance or interpretation of this Agreement shall be submitted to binding arbitration.




Getty Images, Inc.                             Sally von Bargen

By
  -------------------------------

Its
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Date                                           Date
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